EXHIBIT 10.19

                                       FTC
                                COMMERCIAL CORP.



As of December 1, 2005


TAVERNITI SO JEANS, LLC
5804 E. Slauson Avenue
Commerce, CA 90040

Ladies and Gentlemen:

         This Amendment No. 2 to Factoring Agreement (this "Amendment") is entered into as of December 1, 2005 by and between FTC COMMERCIAL CORP. ("FTC", "we" or "us") and TAVERNITI SO JEANS, LLC ("Client" or "you"), with reference to the following:

         A. FTC and Client are parties to a Factoring Agreement dated effective as of November 22, 2004 (as amended, the "Factoring Agreement"), the provisions of which are incorporated into this Amendment.

         B. FTC and Client desire to amend the Factoring Agreement, as set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1.       Initially   capitalized   terms  used  herein  which  are  not
otherwise defined shall have the meanings assigned to them in the Factoring Agreement.

         2. The first sentence of the second paragraph of Section 2 of the Factoring Agreement is hereby amended, effective as of December 1, 2005, to read as follows:

                  Outstanding factoring advances under this Agreement shall not at any time exceed the maximum factoring advances amount, which shall be defined, as of any date of determination, as an amount equal to (i) up to ninety percent (90%) of the purchase price of all accounts purchased from you by us from time to pursuant to this SECTION 2 less (ii) such reserves as we in our sole discretion elect to establish, including, without limitation, additional reserves for the concentration accounts, recourse accounts, disputed accounts, and non-disputed accounts.

         3. The first sentence of Section 3 of the Factoring Agreement is hereby amended, effective as of December 1, 2005, to read as follows:

                  Ten percent (10%) of all unpaid accounts purchased by us and one hundred percent (100%) of all accounts which are disputed or which you may be obligated to repurchase (including, without limitation, any "client's risk account" as defined in
                  SECTION 4) shall be held by us as cash collateral (hereinafter the "reserve") against which we may at any time charge any liability you may now or hereafter owe us, directly or indirectly.


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         4.       The first three  sentences of the first  subsection of Section
23 of the Factoring Agreement entitled "FACTORING SERVICE CHARGE" are hereby amended, effective as of January 1, 2006, to read as follows:

                  You shall pay us a commission in an amount equal to (a) four tenths of one percent (0.40%) of the net amount of each client's risk account and (b) three quarters of one percent (0.75%) of the net amount of each account which is approved by us; provided, however, that: (i) if the aggregate net amount of Combined Assigned Approved Accounts (the aggregate net amount of (A) approved accounts assigned to us by you under this Agreement PLUS (B) approved accounts assigned to us by Antik Denim, LLC under the Factoring Agreement between Antik Denim, LLC and us dated October 18, 2004, as amended, PLUS (C) approved accounts assigned to us by Blue Holdings, Inc. under the Factoring Agreement between Blue Holdings, Inc. and us dated July 25, 2005, as amended) during a calendar year (the twelve month period from January 1, 2006 through December 31, 2006 or any twelve month period thereafter) exceeds $10,000,000 but is less than or equal to $20,000,000, the commission on each approved account assigned by you to us under this Agreement during such calendar year in excess of said $10,000,000 up to said $20,000,000 shall be seven tenths of one percent (0.70%) of the net amount of such approved account, and (ii) if the aggregate net amount of Combined Assigned Approved Accounts during such calendar year exceeds $20,000,000 but is less than or equal to $30,000,000, the commission on each approved account assigned by you to us under this Agreement during such calendar year in excess of said $20,000,000 up to said $30,000,000 shall be sixty-five hundredths of one percent (0.65%) of the net amount of each such approved account, and (iii) if the aggregate net amount of Combined Assigned Approved Accounts during such calendar year exceeds $30,000,000, the commission on each approved account assigned by you to us under this Agreement during such calendar year in excess of said $30,000,000 shall be six tenths of one percent (0.60%) of the net amount of each such approved account. Factoring commissions payable to us hereunder are based on your usual and regular selling terms which do not exceed ninety (90) days and if the selling terms on an account receivable exceed such ninety (90) days selling terms, you shall pay us an additional factoring commission equal to one quarter of one percent (0.25%) of the net amount of such account receivable for each thirty (30) days or part thereof the selling terms thereof exceed such ninety (90) days selling terms; provided, however, that no such increase in terms or dating shall be granted without our prior written approval. Notwithstanding any provisions herein to the contrary, in no event shall the factoring commission paid by you be less than $3.00 per invoice.


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         5.       Except as amended hereby, the Factoring Agreement shall remain in full force and effect and unmodified. Client hereby reaffirms each and every one of Client's representations, warranties and covenants under the Factoring Agreement.

         6. Any reference in the Factoring Agreement to "this Agreement", "herein", "hereunder" or words of similar meaning shall mean the Factoring Agreement as amended by this Amendment.

         7. Client hereby represents and warrants to FTC that this Amendment has been duly authorized by all necessary action on the part of Client and constitutes a valid and legally binding obligation of Client, enforceable against Client in accordance with its terms.

         8. This Amendment shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.

         9. The Factoring Agreement, as amended by this Amendment, constitutes the entire agreement between Client and FTC as to the subject matter hereof and may not be altered or amended except by written agreement signed by Client and FTC. No provision hereof may be waived by FTC except upon written waiver executed by FTC.

         10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Sincerely,                                   AGREED:

FTC COMMERCIAL CORP.                         TAVERNITI SO JEANS, LLC

     /s/ Kenneth L. Wengrod                         /s/ Patrick Chow
By:____________________________              By:______________________________
Name:  Kenneth L. Wengrod                    Name:  Patrick Chow
Title: President                             Title: CFO